EXHIBIT 10.5

                JOINTLY DELIVERED SERVICES, SALES AND OPERATIONS
            ALLIANCE AGREEMENT DATED OCTOBER 26, 2005 WITH NEW TECH



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                           JOINTLY DELIVERED SERVICES
                     SALES AND OPERATIONS ALLIANCE AGREEMENT


THIS AGREEMENT, is hereby entered into this 26th day of October, 2005 between Worldwide Business Solutions Incorporated, a Colorado USA corporation (hereinafter referred to as "WBSI") having its principal office at 3801 E Florida Avenue, Suite 400, Denver, CO 80210 USA and New Tech, a Dominican corporation, (hereinafter referred to as "Alliance Center ") having its principal office at C Higuemota, N-7, Bella Vista, Santo Domingo D.N. Dominican Republic.

WHEREAS WBSI is engaged in the business of operating call centers that specialize in providing multi-task, multilingual services to its clients in the United States and in Europe; and

WHEAEAS WBSI is also engaged in the business of marketing call center and remote processing services to its clients in the United States and worldwide under agreements in which companies unrelated to WBSI provide a portion of such call center and remote processing services; and

WHEREAS Alliance Center operates a call center and provides remote processing services in Dominican Republic; and

WHEREAS WBSI and Alliance Center have agreed on terms under which they may cooperate in marketing and performing jointly delivered outsourcing services to WBSI's clients;

NOW, THEREFORE, for good and valuable considerations, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

     1. Term of Agreement. The Term of this Agreement shall commence on the date hereof and shall continue for 5 years, subject to automatic renewals of the Term for successive 1 year periods, unless either party terminates this Agreement by giving the other party written notice of said termination at least ninety (90) days prior to any desired termination date. The Term may also be terminated by either party (a) in the event of a material default hereunder by the other party, which default is not cured within ten (10) days after notice of the default is given by the party seeking to terminate the term and
          (b) by either party immediately upon the institution by or against the other party of insolvency, receivership, or bankruptcy proceedings, or upon the other party's dissolution or ceasing to do business.

     2. Compatibility of Technology. WBSI is an authorized reseller of Touchstar Inc. call center hardware and software. Touchstar is the vendor of choice installed in the WBSI call centers. WBSI and Alliance Center agree to perform, at a mutually agreed time, an on-site preliminary evaluation of Alliance Center's operational and technical environment to determine its compatibility with WBSI's call centers for the purpose of performing jointly delivered services to WBSI's clients.

     3. Alliance Center's Call Center Responsibilities. Alliance Center shall maintain adequate call center infrastructure, organization and systems, and industry standard agent skills that meet the requirements of WBSI and WBSI's clients. Alliance Center shall employ appropriate redundancy and backup systems that will insure complete availability and performance under jointly delivered outsourcing service agreements with clients.

     4. WBSI Marketing Responsibilities. WBSI shall undertake marketing programs and efforts regarding the promotion of jointly delivered outsourcing services, as WBSI shall determine in its sole discretion from time to time.

     5. Separate Agreements. WBSI and Alliance Center shall enter into a separate definitive agreement establishing the terms for each client service contract. Each definitive agreement to provide service shall address, among other terms, the following essential issues:


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               a.  WBSI shall work with its client to determine the call center hardware and software specifications as well as the level and composition of call center staffing by service specific skill set, and it shall advise the Alliance Center of these requirements.
               b. WBSI and Alliance Center shall jointly evaluate Alliance Center's operational environment and hardware in detail to determine the call center capacity to meet the client requirements for the specific service contract. Where necessary, WBSI shall issue a statement of changes to Alliance Center specifying the call center upgrades needed to deliver the client services. Alliance Center shall commit to make such upgrades in the definitive agreement.
               c. Alliance Center shall quote a price to WBSI to perform call center services for the specific service contract based on Alliance Center's fully loaded breakeven costs plus a range of profit margins on such costs. Alliance Center shall verify its costs to WBSI with sufficient documentation from Alliance Center's accounting records.
               d. For each client service contract, WBSI shall recruit and select a candidate to become the call center on-site Account Executive. WBSI shall train such Account Executive in the United States in the WBSI call center and in the client's office where the work is being done, at WBSI's expense. After the United States training is complete, Alliance Center shall hire the Account Executive as its employee, and the Account Executive shall work from an office in the Alliance Center call center.
               e. WBSI and the Account Executive shall train Alliance Center's call center personnel on how to perform under the client service agreement. WBSI shall provide Alliance Center with technical support.

     6. Confidential Information. Each party acknowledges that during the Term, it shall have access to the confidential information and trade secrets of the other, consisting of, but not limited to, customer lists and information concerning each other's methods of operations, regulatory status, attorney lists, systems, products, customer lists, agent lists, membership information and other such proprietary business information. For purposes of this Agreement, "confidential information" means any confidential or other proprietary information disclosed by one party to the other under this Agreement, except information that ( a ) is public knowledge at the time of disclosure, ( b ) was known by the receiving party before disclosure by the disclosing party, or becomes public knowledge or otherwise known to the receiving party after such disclosure, other than by breach of a confidentiality obligation, or ( c ) is independently developed by the receiving party.

     7. Nondisclosure of Confidential Information. During the term of this Agreement and for a period of two years following the termination of this Agreement for any reason, the receiving party shall ( a ) not disclose the confidential information to any third party, ( b ) not use the confidential information in any fashion except for purposes of performing this Agreement, ( c ) exercise reasonable care to prevent disclosure, and ( d ) notify the disclosing party of any unauthorized disclosure or use of the confidential information. Upon termination of this Agreement for any reason, each party shall immediately deliver to the other party all copies of the confidential information received from such other party. Each party acknowledges that breach of the covenants contained herein will cause irreparable harm to the disclosing party entitling the disclosing party to injunctive relief, among other remedies, against any breach or threatened breach, without waiving or affecting any claim for damages or other relief. The obligations of confidentiality and limitations of use, disclosure and access set forth herein shall survive the termination of this Agreement.

     8. No Creation of Partnership. This Agreement does not create or constitute a partnership for tax or other purposes. All decisions regarding effectuation this Agreement and any action to be taken hereunder shall be solely at the discretion of the Party making such decision. Neither Party shall hold itself out as an agent of the other. Neither Party shall have any authority to bind or obligate the other in any manner.



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     9.   Entire Agreement; Amendment. This Agreement contains the complete and exclusive understanding and agreement of the Parties with respect to its subject matter and supersedes, merges and replaces all prior writings, discussions and understandings relating to such subject matter. This Agreement may only be amended by a written agreement and signed by authorized representatives of both Parties.

     10. Governing Law. This Agreement shall be governed by and construed in accordance with, the laws of the State of Colorado, excluding those laws that direct the application of the laws of another jurisdiction. The Parties hereby consent to the exclusive jurisdiction of any State or Federal court located in Denver, Colorado. Neither Party shall knowingly take or fail to take any action that might cause it or the other Party to be in violation of any law or regulation of the United States, including the United States Foreign Corrupt Practices Act.

     11. Severability. If any term or provision of this Agreement is found to be invalid or unenforceable for any reason, it shall be adjusted rather than avoided, if possible, so as best to accomplish the objective of the Parties to the extent possible. In any event, the remaining terms and provisions shall be deemed valid and enforceable.

     12. Assignment. This Agreement shall be binding on the Parties and on their successors and assigns. Except as expressly provided herein, neither Party shall transfer, assign or subcontract any right or obligation hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

     13. Waiver. The failure of either Party any time to require performance by the other Party of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter; nor shall the waiver by either Party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

     14. Cooperation. Each Party to this Agreement agrees to execute and deliver all documents and to perform all further acts and to take any and all further steps that may be reasonably necessary to carry out the provisions of this Agreement and the jointly delivered client service outsourcing agreements that are contemplated hereby.

     15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute a single instrument.

     IN WITNESS WHEREOF, the Parties hereto agree to the provisions set forth above and have executed this Agreement as of the date first listed above.


WBSI                                          ALLIANCE CENTER
WORLDWIDE BUSINESS SOLUTIONS                  New Tech, S.A.
INCORPORATED


By:  /s/ JACK HERMAN                          By: /s/ JOSE L. DEL RIO
   -------------------------------               -------------------------------

Name:   JACK HERMAN                           Name:  JOSE L. DEL RIO
     -----------------------------                 -----------------------------

Title:   V/P & COO                            Title:   GENERAL MANAGER
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          Nov. 14, 2005






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